Exhibit 10.28

FIRST AMENDMENT TO

SEVERANCE AGREEMENT

This FIRST AMENDMENT TO SEVERANCE AGREEMENT (this “Amendment”), dated as of June 15, 2017, is entered into by and between FTS International, Inc., a Delaware corporation (the “Company”), and Lance Turner, a resident of Texas (“Executive”).

RECITALS:

A.                                    The Company and Executive previously entered into that certain Severance Agreement, dated as of May 3, 2016 (the “Agreement”); and

B.                                    The Agreement has a Term of one (1) year and the Company desires to extend the Term for an additional one (1) year period.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

1.                                      Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed thereto in the Agreement.

2.                                      Amendment.  Section 1 of the Agreement is replaced in its entirety to read as follows:

1.                                              Severance Agreement Term.  The term of this Agreement will be for a period of two (2) years (the “Term”), commencing on the Effective Date.

3.                                      Other. Except as expressly amended hereby, all of the terms, provisions, and covenants contained in the Agreement are in all respects hereby ratified and confirmed in their entirety. All other terms and provisions of the Agreement not expressly amended hereby remain in full force and effect. Should there be any discrepancy between the terms of the Agreement and this Amendment, the terms of this Amendment shall control.

4.                                      Governing Law and Venue.  This Amendment shall be construed under and enforced in accordance with the laws of the State of Texas, without regard to the conflicts of law provisions thereof. The sole and exclusive venue for any dispute arising from this Amendment shall be the state or federal courts of Tarrant County, Texas.

5.                                      Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and shall have the same effect as if the signatures hereto and thereto were on the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

FTS INTERNATIONAL, INC.

By:	/s/ Karen Thornton
Name: Karen Thornton
Title: CAO

EXECUTIVE

/s/ Lance Turner
Lance Turner